Exhibit 10.2
AMENDMENT NO. 2 TO THE
WHIRLPOOL CORPORATION
2018 OMNIBUS STOCK AND INCENTIVE PLAN

The Whirlpool Corporation 2018 Omnibus Stock Incentive Plan is hereby amended as follows effective August 14, 2023:
1.Section 12.6 shall be deleted in its entirety and the following substituted therefor:
Cancellation of Award; Forfeiture of Gain. Notwithstanding anything to the contrary herein, the Awards and any cash payment or Shares delivered pursuant to an Award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Award Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law or the listing standards of any national securities exchange or association on which the Company’s securities are listed. Any changes required to be made to comply with such rules or regulations will apply to any Award awarded under the Plan.